Exhibit 99.1

COMPANY CONTACT
The Spectranetics Corporation
Karol Norie, Public Relations
(719) 447-2463
karol.norie@spnc.com

For Immediate Release

Kimberly Bridges Named to Lead Vascular Intervention Business Unit at Spectranetics

Ford-Serbu, Hein Appointments Further Support Corporate Growth Initiatives

COLORADO SPRINGS, Colo., August 22, 2013 (GLOBE NEWSWIRE) - The Spectranetics Corporation (NASDAQ: SPNC), a leading maker of medical devices used in minimally invasive cardiovascular procedures, today announced the appointment of Kimberly McIntosh Bridges as Senior Vice President, Sales and Marketing, Vascular Intervention, effective August 30, 2013. She will report to Scott Drake, President and Chief Executive Officer, and will be located at the company's global headquarters in Colorado Springs, CO.

“Kim brings strong global leadership and a solid track record of commercial success to complement our existing roster of world-class talent,” said Drake. The Vascular Intervention business is growing rapidly, reflecting an underserved global demand for life-saving, minimally invasive cardiovascular procedures.

Bridges' executive leadership tenure encompasses large and small- to mid-sized businesses with increasing levels of responsibility over the past 10 years, including sales, product commercialization and overall general business management. She most recently served as Vice President, Sales and Marketing, at Blockade Medical in Irvine, CA, where she played a key role in shaping corporate strategy, portfolio management and preparing the organization for success beyond the start-up stage. Prior to her role at Blockade Medical, she served as Vice President of U.S. Commercial Therapy Development and Global Acute Ischemic Stroke Marketing for Stryker Neurovascular. Stryker acquired Concentric Medical, Inc. in 2011, where she served as Vice President of Sales and Marketing for North America and Asia for almost five years. Before joining the neurovascular business, she spent 11 years in peripheral and cardiology sales leadership roles within the Cordis division of Johnson & Johnson, Guidant Corporation and ev3, Inc. Bridges received her Executive M.B.A. from the University of Southern California Marshall School of Business and her B.S. in Management from Pepperdine University.

In addition, Donna Ford-Serbu moves into a new role as Senior Vice President, Sales and Marketing, Lead Management. Ford-Serbu joined Spectranetics as Vice President, Global Marketing, Strategy and Portfolio in October 2011. Prior to joining Spectranetics, she held the position of Vice President, Global Marketing Patient Monitoring at Covidien.

Jason Hein also takes on new responsibilities as Senior Vice President of Lead Management Sales, including oversight of the regional sales managers and training teams. During Hein's seven-year tenure at Spectranetics, he has served in leadership roles on both the Vascular Intervention and Lead Management sides of the business. Before joining the company, he spent seven years with Guidant's Cardiac Rhythm division.

According to Drake, the company's nimble approach to establishing the right operational framework at the right time is central to the success it has enjoyed over recent years. “We operate with a crystal-clear strategic plan that is based on data and shaped by the voice of our customer,” said Drake. “That said, we are not the same company we were a year ago, or even six months ago. We operate in a dynamic, fast-changing landscape where the patient need grows daily. We execute our strategy as if lives depend upon it, because they do. These leadership initiatives are part of a logical progression to take our company to the next level.”

About Spectranetics
Spectranetics develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The company's products are sold in more than 40 countries and are used to access and treat arterial blockages in the legs and heart, and to remove pacemaker and defibrillator cardiac leads.

The company's Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee. The company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. In addition, the company markets aspiration and cardiac laser catheters for the treatment of blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths and cardiac lead management accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 (the Exchange Act), as amended, and the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that section. Forward-looking statements contained in this release constitute our expectations or forecasts of future events as of the date this release was issued and are not statements of historical fact. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, clinical trials, future operating or financial performance, strategic initiatives and business strategies, regulatory or competitive environments, our intellectual property and product development. You are cautioned not to place undue reliance on these forward-looking statements and to note that they speak only as of the date hereof. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements are set forth in the risk factors listed from time to time in our filings with the SEC. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in our Annual Report on Form 10-K for the year ended December 31, 2012 for further information on risks and uncertainties that could affect our business, financial condition and results of operations. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether as a result of new information, future events or otherwise.